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EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference into the registration statement of ALLTEL Corporation on Form S-4 of our report dated February 13, 1998 on our audits of the financial statements of the New York SMSA Limited Partnership as of and for the year ended December 31, 1997 and 1996 which report is included in the 360 Communications Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                            PricewaterhouseCoopers LLP
New York, New York
March 24, 1999